Exhibit 99.1

Urban Edge Properties		For additional information:
888 Seventh Avenue		Mark Langer, EVP and
New York, NY 10019		Chief Financial Officer
212-956-2556

FOR IMMEDIATE RELEASE:

Urban Edge Properties Reports Third Quarter 2022 Results and Provides Full-Year 2022 Guidance
-- Declares Quarterly Common Dividend of $0.16 per Share --

NEW YORK, NY, November 3, 2022 - Urban Edge Properties (NYSE: UE) (the "Company") today announced its results for the quarter ended September 30, 2022 and provided its outlook for the full-year 2022.
“We are very pleased with the third quarter performance including the continued momentum in our leasing velocity, which reflects strong demand from a broad set of retailers, especially throughout the suburbs around New York City, our largest market,” said Jeff Olson, Chairman and CEO. “Our recently executed lease with Target at Bruckner Commons and the improvement in shop occupancy this quarter with the addition of high-quality tenants including First Watch and Shake Shack are among the recent highlights. Notably, future gross rent from leases executed but not yet commenced grew to $28 million representing 12% of current annualized NOI, with one million square feet under active negotiation representing an additional 10% of annualized NOI.”

Financial Results(1)(2)
•Generated net income attributable to common shareholders of $11.4 million, or $0.10 per diluted share, for the third quarter of 2022 compared to $27.8 million, or $0.24 per diluted share, for the third quarter of 2021 and $32.5 million, or $0.28 per diluted share, for the nine months ended September 30, 2022 compared to $60.2 million, or $0.51 per diluted share, for the nine months ended September 30, 2021.
•Generated Funds from Operations ("FFO") applicable to diluted common shareholders of $35.9 million, or $0.29 per share, for the quarter compared to $45.3 million, or $0.37 per share, for the third quarter of 2021 and $106.3 million, or $0.87 per share, for the nine months ended September 30, 2022 compared to $112.5 million, or $0.92 per share, for the nine months ended September 30, 2021.
•Generated FFO as Adjusted applicable to diluted common shareholders of $36.5 million, or $0.30 per share, for the quarter compared to $33.6 million, or $0.28 per share, for the third quarter of 2021 and $107.9 million, or $0.88 per share, for the nine months ended September 30, 2022 compared to $100.4 million, or $0.82 per share for the nine months ended September 30, 2021.
Operating Results(1)(3)
•Increased same-property Net Operating Income ("NOI"), including properties in redevelopment, by 1.5% compared to the third quarter of 2021 and by 1.7% compared to the nine months ended September 30, 2021.
•Increased same-property NOI, excluding properties in redevelopment, by 3.4% compared to the third quarter of 2021 and by 3.3% compared to the nine months ended September 30, 2021.
•Reported same-property portfolio leased occupancy of 94.7%, a decrease of 20 basis points compared to June 30, 2022 and an increase of 180 basis points compared to September 30, 2021.
•Consolidated occupancy, excluding Sunrise Mall, was 91.8% as of September 30, 2022. Subsequent to the end of the third quarter, we executed an anchor lease with Target at Bruckner Commons, totaling 139,000 sf and increasing consolidated occupancy, excluding Sunrise Mall, by 90 basis points to 92.7%.
•Executed 36 new leases, renewals and options totaling 308,000 sf during the quarter. Same-space leases totaled 296,000 sf and generated average rent spreads of (1.1)% on a cash basis. The negative spread was driven by the execution of an anchor lease renewal in a non-core market. Excluding this lease, same-space average rent spreads would have been 2.7% on a cash basis.

Balance Sheet and Liquidity(1)(4)
Balance sheet highlights as of September 30, 2022 include:
•Total liquidity of approximately $952 million, comprised of $152 million of cash on hand and $800 million available under our revolving credit agreement.
•Mortgages payable of $1.7 billion, with a weighted average term to maturity of 4.4 years. Approximately 91% of our outstanding debt is fixed rate.
•Total market capitalization of approximately $3.3 billion, comprised of 122.4 million fully-diluted common shares valued at $1.6 billion and $1.7 billion of debt.
•Net debt to total market capitalization of 46%.

Leasing, Development and Redevelopment
The Company commenced $54.7 million of redevelopment projects and now has $260.9 million of active redevelopment projects under way, with estimated remaining costs to complete of $174.9 million. The active redevelopment projects are expected to generate an approximate 10% unleveraged yield.
Subsequent to the quarter, a lease was executed with Target to backfill 139,000 sf of the former Kmart space at Bruckner Commons, located in the Bronx, NY, and is included in the Company's active development, redevelopment and anchor repositioning projects. The addition of Target is expected to serve as a catalyst to further upgrade the tenant mix as additional junior anchors are added to the property.
As of September 30, 2022, the Company has signed leases that have not yet rent commenced that are expected to generate $23.8 million of future annual gross rent, representing approximately 10% of current annualized NOI. Approximately $0.6 million of this amount is expected to be recognized in the fourth quarter of 2022.

Financing Activity
On August 9, 2022, the Company restated and amended its revolving credit agreement which increased the credit facility size by $200 million to $800 million, and extended the maturity date to February 9, 2027 with two six-month extension options. Company borrowings under the amended agreement are subject to interest at SOFR plus 1.10% with an annual facility fee of 0.15% based on the Company's current leverage ratio as defined in the facility.

2022 Full-Year Outlook
The Company has provided its outlook for full-year performance estimating net income of $0.36 to $0.38 per diluted share, FFO of $1.16 to $1.17 per diluted share, and FFO as Adjusted of $1.17 to $1.19 per diluted share. A reconciliation of net income to FFO and FFO as Adjusted, as well as the assumptions related to the 2022 outlook are included on the following page.

Dividend Declaration
On November 2, 2022, the Board of Trustees declared a regular quarterly dividend of $0.16 per common share. The dividend will be payable on December 30, 2022 to common shareholders of record on December 15, 2022.

Earnings Conference Call Information
The Company will host an earnings conference call and audio webcast on November 3, 2022 at 8:30am ET. All interested parties can access the earnings call by dialing 1-877-407-9716 (Toll Free) or 1-201-493-6779 (Toll/International) using conference ID 13732646. The call will also be webcast and available in listen-only mode on the investors page of our website: www.uedge.com. A replay will be available at the webcast link on the investors page for one year following the conclusion of the call. A telephonic replay of the call will also be available starting November 3, 2022 at 11:30am ET through November 17, 2022 at 11:59pm ET by dialing 1-844-512-2921 (Toll Free) or 1-412-317-6671 (Toll/International) using conference ID 13732646.

(1) Refer to "Non-GAAP Financial Measures" and "Operating Metrics" for definitions and additional detail.
(2) Refer to page 9 for a reconciliation of net income to FFO and FFO as Adjusted for the quarter ended September 30, 2022.
(3) Refer to page 10 for a reconciliation of net income to NOI and Same-Property NOI for the quarter ended September 30, 2022.
(4) Net debt as of September 30, 2022 is calculated as total consolidated debt of $1.7 billion less total cash and cash equivalents, including restricted cash, of $152 million.

2022 Earnings Guidance

The Company has provided 2022 earnings guidance, estimating net income of $0.36 to $0.38 per diluted share, NAREIT FFO of $1.16 to $1.17 per diluted share, and FFO as Adjusted of $1.17 to $1.19 per diluted share. Below is a summary of the Company's 2022 outlook, assumptions used in our forecasting, and a reconciliation of the range of estimated earnings, NAREIT FFO, and FFO as Adjusted per diluted share.

2022 Full Year Outlook:

•Net income available to common shareholders (per diluted share) of $0.35 to $0.37
•NAREIT FFO (per diluted share) of $1.16 to $1.17
•FFO as Adjusted (per diluted share) of $1.17 to $1.19

The Company's full year outlook is based on the following assumptions (in thousands):

•Same-property NOI growth of 3.0% to 4.0%
•Same-property NOI growth including properties in redevelopment of 1.5% to 2.5%
•No new acquisitions or dispositions for the remainder of the year
•No new financing transactions
•Does not include any items that impact FFO comparability, including loss on extinguishment of debt, litigation and other non-routine legal expenses, transaction costs, or any one-time items outside of the ordinary course of business
•G&A expenses ranging from $40,600 to $41,600
•Interest and debt expense ranging from $58,500 to $59,500

	Guidance 2022E		Per Diluted Share(1)
(in thousands, except per share amounts)	Low	High	Low	High
Net income	$44,200	$46,200	$0.36	$0.38
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(1,800)	(1,800)	(0.01)	(0.01)
Consolidated subsidiaries	1,000	1,000	0.01	0.01
Net income attributable to common shareholders	43,400	45,400	0.35	0.37
Adjustments:
Rental property depreciation and amortization	97,000	97,000	0.79	0.79
Gain on sale of real estate	(400)	(400)	—	—
Limited partnership interests in operating partnership	1,800	1,800	0.01	0.01
FFO Applicable to diluted common shareholders	141,800	143,800	1.16	1.17
Adjustments to FFO:
Transaction, severance and other expenses	1,800	1,800	0.01	0.01
Reinstatement of receivables arising from the straight-lining of rents, net of write-offs	(200)	(200)	—	—
FFO as Adjusted applicable to diluted common shareholders	$143,400	$145,400	$1.17	$1.19
(1) Amounts may not foot due to rounding.

The Company's projections are based on management’s current beliefs and assumptions about the Company's business, and the industry and the markets in which it operates; there are known and unknown risks and uncertainties associated with these projections. There can be no assurance that our actual results will not differ from the guidance set forth above. The Company assumes no obligation to update publicly any forward-looking statements, including its 2022 earnings guidance, whether as a result of new information, future events or otherwise. Please refer to the “Forward-Looking Statements” disclosures on page 6 of this document and “Risk Factors” disclosed in the Company's annual and quarterly reports filed with the Securities and Exchange Commission for more information.

Non-GAAP Financial Measures
The Company uses certain non-GAAP performance measures, in addition to the primary GAAP presentations, as we believe these measures improve the understanding of the Company's operational results. We continually evaluate the usefulness, relevance, limitations, and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the investing public, and thus such reported measures are subject to change. The Company's non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results. Additionally, the Company's computation of non-GAAP metrics may not be comparable to similarly titled non-GAAP metrics reported by other REITs or real estate companies that define these metrics differently and, as a result, it is important to understand the manner in which the Company defines and calculates each of its non-GAAP metrics. The following non-GAAP measures are commonly used by the Company and investing public to understand and evaluate our operating results and performance:
•FFO: The Company believes FFO is a useful, supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular real estate investment trusts ("REITs"). FFO, as defined by the National Association of Real Estate Investment Trusts ("Nareit") and the Company, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable real estate and land when connected to the main business of a REIT, impairments on depreciable real estate or land related to a REIT's main business and rental property depreciation and amortization expense. The Company believes that financial analysts, investors and shareholders are better served by the presentation of comparable period operating results generated from FFO primarily because it excludes the assumption that the value of real estate assets diminishes predictably. FFO does not represent cash flows from operating activities in accordance with GAAP, should not be considered an alternative to net income as an indication of our performance, and is not indicative of cash flow as a measure of liquidity or our ability to make cash distributions.
•FFO as Adjusted: The Company provides disclosure of FFO as Adjusted because it believes it is a useful supplemental measure of its core operating performance that facilitates comparability of historical financial periods. FFO as Adjusted is calculated by making certain adjustments to FFO to account for items the Company does not believe are representative of ongoing core operating results, including non-comparable revenues and expenses. The Company's method of calculating FFO as Adjusted may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.
•NOI: The Company uses NOI internally to make investment and capital allocation decisions and to compare the unlevered performance of our properties to our peers. The Company believes NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis, providing perspective not immediately apparent from net income. The Company calculates NOI using net income as defined by GAAP reflecting only those income and expense items that are incurred at the property level, adjusted for non-cash rental income and expense, and income or expenses that we do not believe are representative of ongoing operating results, if any. In addition, the Company uses NOI margin, calculated as NOI divided by total revenue, which the Company believes is useful to investors for similar reasons.
•Same-property NOI: The Company provides disclosure of NOI on a same-property basis, which includes the results of properties that were owned and operated for the entirety of the reporting periods being compared, which total 69 and 68 properties for the three and nine months ended September 30, 2022 and 2021, respectively. Information provided on a same-property basis excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area ("GLA") is taken out of service and also excludes properties acquired or sold during the periods being compared. As such, same-property NOI assists in eliminating disparities in net income due to the development, redevelopment, acquisition or disposition of properties during the periods presented, and thus provides a more consistent performance measure for the comparison of the operating performance of the Company's properties. While there is judgment surrounding changes in designations, a property is removed from the same-property pool when it is designated as a redevelopment property because it is undergoing significant renovation or retenanting pursuant to a formal plan that is expected to have a significant impact on its operating income. A development or redevelopment property is moved back to the same-property pool once a substantial portion of the NOI growth expected from the development or redevelopment is reflected in both the current and comparable prior year period, generally one year after at least 80% of the expected NOI from the project is realized on a cash basis. Acquisitions are moved into the same-property pool once we have owned the property for the entirety of the comparable periods and the property is not under significant development or redevelopment. The Company has also provided disclosure of NOI on a same-property basis adjusted to include redevelopment properties. Same-property NOI may include other adjustments as detailed in the Reconciliation of Net Income to NOI and same-property NOI included in the tables accompanying this press release.

•EBITDAre and Adjusted EBITDAre: EBITDAre and Adjusted EBITDAre are supplemental, non-GAAP measures utilized by us in various financial ratios. The White Paper on EBITDAre, approved by Nareit's Board of Governors in September 2017, defines EBITDAre as net income (computed in accordance with GAAP), adjusted for interest expense, income tax (benefit) expense, depreciation and amortization, losses and gains on the disposition of depreciated property, impairment write-downs of depreciated property and investments in unconsolidated joint ventures, and adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures. EBITDAre and Adjusted EBITDAre are presented to assist investors in the evaluation of REITs, as a measure of the Company's operational performance as they exclude various items that do not relate to or are not indicative of our operating performance and because they approximate key performance measures in our debt covenants. Accordingly, the Company believes that the use of EBITDAre and Adjusted EBITDAre, as opposed to income before income taxes, in various ratios provides meaningful performance measures related to the Company's ability to meet various coverage tests for the stated periods. Adjusted EBITDAre may include other adjustments not indicative of operating results as detailed in the Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre included in the tables accompanying this press release. The Company also presents the ratio of net debt (net of cash) to annualized Adjusted EBITDAre as of September 30, 2022, and net debt (net of cash) to total market capitalization, which it believes is useful to investors as a supplemental measure in evaluating the Company's balance sheet leverage. The presentation of EBITDAre and Adjusted EBITDAre is consistent with EBITDA and Adjusted EBITDA as presented in prior periods.
The Company believes net income is the most directly comparable GAAP financial measure to the non-GAAP performance measures outlined above. Reconciliations of these measures to net income have been provided in the tables accompanying this press release.

Operating Metrics
The Company presents certain operating metrics related to our properties, including occupancy, leasing activity and rental rates. Operating metrics are used by the Company and are useful to investors in facilitating an understanding of the operational performance for our properties.
Occupancy metrics represent the percentage of occupied gross leasable area based on executed leases (including properties in development and redevelopment) and include leases signed, but for which rent has not yet commenced. Same-property portfolio leased occupancy includes properties that have been owned and operated for the entirety of the reporting periods being compared, which total 69 and 68 properties for the three and nine months ended September 30, 2022 and 2021, respectively. Occupancy metrics presented for the Company's same-property portfolio excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area is taken out of service and also excludes properties acquired within the past 12 months or properties sold during the periods being compared.
Executed new leases, renewals and exercised options are presented on a same-space basis. Same-space leases represent those leases signed on spaces for which there was a previous lease.

ADDITIONAL INFORMATION
For a copy of the Company’s supplemental disclosure package, please access the "Investors" section of our website at www.uedge.com. Our website also includes other financial information, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports.
The Company uses, and intends to continue to use, the “Investors” page of its website, which can be found at www.uedge.com as a means of disclosing material nonpublic information and of complying with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations that may include material nonpublic information. Accordingly, investors should monitor the “Investors” page, in addition to following the Company's press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.
ABOUT URBAN EDGE
Urban Edge Properties is a NYSE listed real estate investment trust focused on managing, acquiring, developing, and redeveloping retail real estate in urban communities, primarily in the Washington, D.C. to Boston corridor. Urban Edge owns 76 properties totaling 17.2 million square feet of gross leasable area.
FORWARD-LOOKING STATEMENTS
Certain statements contained herein constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition, business and targeted occupancy may differ materially from those expressed in these forward-looking statements. You can identify many of these statements by words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this Press Release. Many of the factors that will determine the outcome of forward-looking statements are beyond our ability to control or predict and include, among others: (i) the economic, political and social impact of, and uncertainty relating to, the COVID-19 pandemic and related COVID-19 variants, including its potential impact on our retail tenants and their ability to make rent and other payments or honor their commitments under existing leases; (ii) the loss or bankruptcy of major tenants; (iii) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration and the Company’s ability to re-lease its properties on the same or better terms, or at all, in the event of non-renewal or in the event the Company exercises its right to replace an existing tenant; (iv) the impact of e-commerce on our tenants’ business; (v) macroeconomic conditions, such as rising inflation and disruption of, or lack of access to, the capital markets, as well as potential volatility in the Company’s share price; (vi) the Company’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (vii) changes in general economic conditions or economic conditions in the markets in which the Company competes, and their effect on the Company’s revenues, earnings and funding sources, and on those of its tenants; (viii) increases in the Company’s borrowing costs as a result of changes in interest rates, rising inflation, and other factors, including the discontinuation of USD LIBOR, which is currently anticipated to occur in 2023; (ix) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due and potential limitations on the Company’s ability to borrow funds under its existing credit facility as a result of covenants relating to the Company’s financial results; (x) potentially higher costs associated with the Company’s development, redevelopment and anchor repositioning projects, and the Company’s ability to lease the properties at projected rates; (xi) the Company’s liability for environmental matters; (xii) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (xiii) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (xiv) information technology security breaches; (xv) the loss of key executives; and (xvi) the accuracy of methodologies and estimates regarding our environmental, social and governance (“ESG”) metrics, goals and targets, tenant willingness and ability to collaborate towards reporting ESG metrics and meeting ESG goals and targets, and the impact of governmental regulation on our ESG efforts. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Risk Factors” in Part I, Item 1A, of the Company's Annual Report on Form 10-K for the year ended December 31, 2021.

We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for any forward-looking statements included in this Press Release. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this Press Release. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this Press Release.

URBAN EDGE PROPERTIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	September 30,	December 31,
	2022	2021
ASSETS
Real estate, at cost:
Land	$544,358	$543,827
Buildings and improvements	2,464,901	2,441,797
Construction in progress	271,898	212,296
Furniture, fixtures and equipment	8,303	7,530
Total	3,289,460	3,205,450
Accumulated depreciation and amortization	(790,414)	(753,947)
Real estate, net	2,499,046	2,451,503
Operating lease right-of-use assets	64,078	69,361
Cash and cash equivalents	108,437	164,478
Restricted cash	43,954	55,358
Tenant and other receivables	16,398	15,812
Receivable arising from the straight-lining of rents	64,214	62,692
Identified intangible assets, net of accumulated amortization of $39,307 and $37,361, respectively	65,974	71,107
Deferred leasing costs, net of accumulated amortization of $19,621 and $17,641, respectively	21,742	20,694
Prepaid expenses and other assets	77,649	74,111
Total assets	$2,961,492	$2,985,116

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net	$1,695,776	$1,687,190
Operating lease liabilities	59,581	64,578
Accounts payable, accrued expenses and other liabilities	78,710	84,829
Identified intangible liabilities, net of accumulated amortization of $39,040 and $35,029, respectively	95,371	100,625
Total liabilities	1,929,438	1,937,222
Commitments and contingencies
Shareholders’ equity:
Common shares: $0.01 par value; 500,000,000 shares authorized and 117,440,748 and 117,147,986 shares issued and outstanding, respectively	1,173	1,170
Additional paid-in capital	1,006,348	1,001,253
Accumulated other comprehensive income	554	—
Accumulated deficit	(30,982)	(7,091)
Noncontrolling interests:
Operating partnership	41,387	39,616
Consolidated subsidiaries	13,574	12,946
Total equity	1,032,054	1,047,894
Total liabilities and equity	$2,961,492	$2,985,116

URBAN EDGE PROPERTIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
REVENUE
Rental revenue	$98,175	$105,985	$295,045	$294,257
Other income	115	854	1,300	2,249
Total revenue	98,290	106,839	296,345	296,506
EXPENSES
Depreciation and amortization	24,343	23,171	73,561	68,534
Real estate taxes	16,231	15,862	47,662	47,826
Property operating	17,672	15,692	56,473	51,874
General and administrative	9,852	10,134	31,607	28,286
Casualty and impairment loss	—	372	—	372
Lease expense	3,109	3,164	9,327	9,665
Total expenses	71,207	68,395	218,630	206,557
Gain on sale of real estate	—	6,926	353	18,648
Interest income	294	77	713	303
Interest and debt expense	(15,266)	(14,638)	(43,511)	(44,193)
Income before income taxes	12,111	30,809	35,270	64,707
Income tax expense	(646)	(704)	(2,262)	(905)
Net income	11,465	30,105	33,008	63,802
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(455)	(1,149)	(1,348)	(2,608)
Consolidated subsidiaries	373	(1,190)	835	(961)
Net income attributable to common shareholders	$11,383	$27,766	$32,495	$60,233

Earnings per common share - Basic:	$0.10	$0.24	$0.28	$0.51
Earnings per common share - Diluted:	$0.10	$0.24	$0.28	$0.51
Weighted average shares outstanding - Basic	117,382	117,087	117,359	117,009
Weighted average shares outstanding - Diluted	121,683	117,137	121,472	122,212

Reconciliation of Net Income to FFO and FFO as Adjusted

The following table reflects the reconciliation of net income to FFO and FFO as Adjusted for the three and nine months ended September 30, 2022 and 2021. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 4 for a description of FFO and FFO as Adjusted.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2022	2021	2022	2021
Net income	$11,465	$30,105	$33,008	$63,802
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(455)	(1,149)	(1,348)	(2,608)
Consolidated subsidiaries	373	(1,190)	835	(961)
Net income attributable to common shareholders	11,383	27,766	32,495	60,233
Adjustments:
Rental property depreciation and amortization	24,100	22,941	72,855	67,898
Limited partnership interests in operating partnership	455	1,149	1,348	2,608
Gain on sale of real estate	—	(6,926)	(353)	(18,648)
Real estate impairment loss	—	372	—	372
FFO Applicable to diluted common shareholders	35,938	45,302	106,345	112,463
FFO per diluted common share(1)	0.29	0.37	0.87	0.92
Adjustments to FFO:
Transaction, severance and other expenses	674	526	1,806	271
Reinstatement of receivables arising from the straight-lining of rents, net of write-offs	(102)	(716)	(235)	(82)
Impact of lease terminations(2)	—	(11,078)	—	(11,078)
Tenant bankruptcy settlement income	—	(464)	(36)	(752)
Tax impact of Puerto Rico transactions	—	37	—	(453)
FFO as Adjusted applicable to diluted common shareholders	$36,510	$33,607	$107,880	$100,369
FFO as Adjusted per diluted common share(1)	$0.30	$0.28	$0.88	$0.82

Weighted Average diluted common shares(1)	122,413	121,987	122,372	122,212
(1) Weighted average diluted shares used to calculate FFO per share and FFO as Adjusted per share for the three months ended September 30, 2022 and 2021 and the nine months ended September 30, 2022 are higher than the GAAP weighted average diluted shares as a result of the dilutive impact of LTIP and OP units which may be redeemed for our common shares.
(2) During the third quarter of 2021, net income includes $12.5 million of accelerated amortization of below-market lease intangibles resulting from the termination of our leases with Kmart and Sears. The $11.1 million adjustment to FFO in calculating FFO as Adjusted is net of the $1.4 million attributable to the noncontrolling interest in Sunrise Mall.

Reconciliation of Net Income to NOI and Same-Property NOI

The following table reflects the reconciliation of net income to NOI, same-property NOI and same-property NOI including properties in redevelopment for the three and nine months ended September 30, 2022 and 2021. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 4 for a description of NOI and same-property NOI.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2022	2021	2022	2021
Net income	$11,465	$30,105	$33,008	$63,802
Other (income) expense	230	(75)	(300)	(524)
Depreciation and amortization	24,343	23,171	73,561	68,534
General and administrative expense	9,852	10,134	31,607	28,286
Gain on sale of real estate	—	(6,926)	(353)	(18,648)
Interest income	(294)	(77)	(713)	(303)
Interest and debt expense	15,266	14,638	43,511	44,193
Income tax expense	646	704	2,262	905
Real estate impairment loss	—	372	—	372
Non-cash revenue and expenses	(1,922)	(15,237)	(6,287)	(18,992)
NOI	59,586	56,809	176,296	167,625
Adjustments:
Non-same property NOI and other(1)	(8,466)	(6,273)	(23,677)	(18,143)
Sunrise Mall net operating loss	1,637	1,023	3,338	2,661
Tenant bankruptcy settlement income and lease termination income	(7)	(533)	(117)	(1,294)
Same-property NOI	$52,750	$51,026	$155,840	$150,849
NOI related to properties being redeveloped	4,964	5,829	13,930	16,083
Same-property NOI including properties in redevelopment	$57,714	$56,855	$169,770	$166,932
(1) Non-same property NOI includes NOI related to properties being redeveloped and properties acquired or disposed in the period.

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre

The following table reflects the reconciliation of net income to EBITDAre and Adjusted EBITDAre for the three and nine months ended September 30, 2022 and 2021. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 4 for a description of EBITDAre and Adjusted EBITDAre.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2022	2021	2022	2021
Net income	$11,465	$30,105	$33,008	$63,802
Depreciation and amortization	24,343	23,171	73,561	68,534
Interest and debt expense	15,266	14,638	43,511	44,193
Income tax expense	646	704	2,262	905
Gain on sale of real estate	—	(6,926)	(353)	(18,648)
Real estate impairment loss	—	372	—	372
EBITDAre	51,720	62,064	151,989	159,158
Adjustments for Adjusted EBITDAre:
Transaction, severance and other expenses	674	526	1,806	271
Reinstatement of receivables arising from the straight-lining of rents, net of write-offs	(102)	(716)	(235)	(82)
Impact of lease terminations(1)	—	(12,481)	—	(12,481)
Tenant bankruptcy settlement income	—	(464)	(36)	(752)
Adjusted EBITDAre	$52,292	$48,929	$153,524	$146,114

(1) Amount reflects accelerated amortization of $12.5 million of below-market lease intangibles related to the termination of our leases with Kmart and Sears in the third quarter of 2021 (classified within rental revenue in the consolidated statements of income).